INSTRUMENT OF APPOINTMENT
                                       AND
                         ACCEPTANCE OF SUCCESSOR TRUSTEE


AGREEMENT dated as of April 14, 1995 (the "Agreement"), among Tektronix, Inc. ("Company") and First Trust of New York N.A. ("First Trust") as Trustee, and Citibank, N.A., as Successor Trustee ("Citibank").

WHEREAS, Section 610 of the Indenture dated as of November 16, 1987 as amended by the First Supplemental Indenture dated as of July 13, 1993 between the Company and Morgan Guaranty Trust Company now First Trust of New York N.A., Trustee, provides that the Trustee thereunder may resign at any time by giving written notice of such resignation to the Company.

WHEREAS, the Company by a Board Resolution dated December 22, 1994 has duly appointed Citibank as successor Trustee, Paying Agent, and Security Registrar under the Indenture as amended by the First Supplemental Indenture.

WHEREAS, Section 611 of the Indenture provides that any successor Trustee appointed thereunder shall execute, acknowledge and deliver to the Company and the retiring Trustee thereunder an instrument accepting such appointment, and thereupon the resignation of such retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee thereunder, with like effect as if originally named as Trustee therein.

NOW THEREFORE, KNOW ALL MEN BY THESE PRESENTS, that for and in consideration of the premises and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, First Trust and Citibank hereby covenant and agree as follows:

     1.   First Trust hereby gives notice of its resignation to the Company.

     2. The Company hereby accepts the resignation of First Trust as Trustee, under the Indenture such resignation to become effective at the opening of business on April 28, 1995 and except as otherwise provided for herein, First Trust shall have no responsibility for the exercise of the rights and powers or for the performance of the trusts and duties vested in the Trustee under the Indenture, where the exercise of the right or power, or the performance of the trust or duty under the Indenture occurs after the date hereof.

     3. Pursuant to the authority vested in it by Section 610 of the Indenture as amended, the Company hereby appoints Citibank as successor Trustee under the Indenture, effective as of the opening of business on April 28, 1995, and hereby vests in Citibank all the rights, powers, trusts, immunities and duties which First Trust holds under the Indenture with like effect as if originally named as Trustee in the Indenture. Citibank is also appointed as Paying Agent and Security Registrar.

     4. Citibank hereby represents that it is qualified and eligible under Article Six of the Indenture to accept appointment as successor Trustee thereunder.

     5. Citibank hereby accepts, as of the opening of business on April 28, 1995 the appointment as successor Trustee under the Indenture and assumes the rights, powers, trusts, immunities and duties which First Trust now holds under and by virtue of the Indenture as amended, upon the terms and conditions set forth therein, with like effect as if originally named as Trustee under the Indenture.

     6. In accordance with Section 610 First Trust hereby confirms, assigns, transfers, and sets over to Citibank, as successor Trustee, all rights, powers and trusts, which First Trust now holds under and by virtue of the Indenture as amended, and does hereby assign, transfer and deliver to Citibank all property and money held by First Trust as Trustee under the Indenture.

     7. First Trust hereby agrees to supply the information and documents requested by Citibank in its letter dated April 28, 1995 and attached hereto as Exhibit A within 30 days of the date of this Agreement.

     8. The Company shall cause notice to be given of the resignation of First Trust and the succession of Citibank as successor Trustee, in accordance with Sections 610 and 611 of the Indenture.

     9. This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same Agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart.

     10. This Agreement and the rights, powers, trusts, and duties of the parties hereunder shall be governed by the laws of the State of New York, both in interpretation and performance.

     11. Unless otherwise defined, all terms used herein with initial capital letters shall have the meaning given them in the Indenture.

     12. First Trust hereby represents and warrants to Citibank and the Company that: (a) no covenant or condition contained in the Indenture as amended has been waived by First Trust or, to the knowledge of the officers assigned to First Trust Corporate Trust Department, by the holders of the percentage in aggregate principal amount of the Notes required by the Indenture to effect any such waiver; (b) there is no action, suit or proceeding pending or, to the knowledge of the officers assigned to First Trust Corporate Trust Department, threatened against First Trust before any court or any governmental authority arising out of any action or omission by First Trust as Trustee under the Indenture as amended; and (c) to the knowledge of the officers assigned to First Trust Corporate Trust Department, no Event of Default or default which, with the giving of notice or passage of time or both, would become an Event of Default has occurred and is continuing.

     13. The Company hereby represents and warrants to Citibank that no Event of Default or default which, with the giving of notice or passage of time or both, would become an Event of Default has occurred and is continuing.

     14. Except as hereinabove expressly set forth, all other terms and provisions set forth in the Indenture as amended shall remain in full force and effect and without any change whatsoever being made hereby.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and acknowledged as of the date first written above.

                                       TEKTRONIX, INC.



                                       By: DOUGLAS C. SHAFER
                                           -------------------------------------
                                       Name:   Douglas C. Shafer
                                       Title:  Treasurer

(Seal)
Attest:


LINDA S. GREEN
----------------------------------
Linda S. Green
Assistant Secretary

                                       FIRST TRUST OF NEW YORK, N.A.
                                       as retiring Trustee



                                       By: CATHERINE F. DONOHUE
                                           -------------------------------------
                                       Name:   Catherine Donohue
                                       Title:  Vice President

(Seal)
Attest)


TERESITA GLASGOW
----------------------------------
Assistant Secretary

                                       CITIBANK, N.A., as successor Trustee



                                       By: ARTHUR W. ASLANIAN
                                           -------------------------------------
                                       Name:   Arthur W. Aslanian
                                       Title:  Vice President

(Seal)
Attest)


CARSE NG
----------------------------------

                                    EXHIBIT A


                    The following documents/records will be
                    requested from the Resigning Trustee:

                    Registration Statements, Closing
                    Documents for each Trusteeship/issue of
                    debt securities;

                    Executed and conformed counterparts of
                    Indenture and Supplements;

                    Sinking Fund Documents;

                    Specimen Notes;

                    Officers' Certificates and Opinions
                    required under the Indenture(s), and

                    Current year financial reports filed
                    with the SEC.